                                                                     EXHIBIT 2.5





                         TCW/CRESCENT WARRANT AGREEMENT

                  This TCW/CRESCENT WARRANT AGREEMENT (this "Agreement") is made as of August 14, 2000, by and among the TCW/Crescent Lenders (as defined herein) and Synagro Technologies, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in Section 5A hereof.

                  WHEREAS, the Company, the GTCR Lender (as defined therein) and the TCW/Crescent Lenders have entered into an Amended and Restated Senior Subordinated Loan Agreement, dated as of the date hereof (as the same shall be modified, amended and supplemented from time to time, the "Loan Agreement");

                  WHEREAS, pursuant to the Loan Agreement, the TCW/Crescent Lenders will make a loan to the Company on the date hereof in the principal amount of $26,379,992.75 (the "August 2000 Loan") and, subject to the terms and conditions of the Loan Agreement, may make or arrange for loans to the Company from time to time after the date hereof (each a "Subsequent Loan", and together with the August 2000 Loan, the "Loans") up to an aggregate principal amount (excluding the August 2000 Loan) of $36,120,007.25 (the "Aggregate Subsequent Loan Amount");

                  WHEREAS, as an inducement and partial consideration to the TCW/Crescent Lenders to enter into the Loan Agreement and to make the Loans, the Company has agreed to (i) issue to the TCW/Crescent Lenders on the date hereof warrants (the "August 2000 Warrants") representing the right to purchase, in the aggregate, the August 2000 Warrant Shares from the Company and (ii) issue to the TCW/Crescent Lenders on the date of each Subsequent Loan warrants (each a "Subsequent Warrant", and together with the August 2000 Warrant, the "Warrants") representing the right to purchase, in the aggregate, Subsequent Warrant Shares from the Company, in each case pursuant to the terms and conditions of this Agreement and in the form of Exhibit A attached hereto; and

                  WHEREAS, the Company has authorized the issuance of the Warrants to the TCW/Crescent Lenders pursuant to the terms and conditions of this Agreement and each such Warrant.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Issuance of Warrants; Closings.

                  1A. August 2000 Closing. The issuance of the August 2000 Warrants to the TCW/Crescent Lenders (the "August 2000 Closing") shall take place simultaneously with the closing of the August 2000 Loan pursuant to the Loan Agreement. The date of the August 2000 Closing is hereinafter referred to as the "August 2000 Closing Date."

                  1B. Issuance of August 2000 Warrants. At the August 2000 Closing, the Company shall issue to the TCW/Crescent Lenders the August 2000 Warrants representing the right to purchase, in the aggregate, the August 2000 Warrant Shares. The August 2000 Warrants shall be exercisable immediately upon issuance thereof, and the TCW/Crescent Lenders may exercise all or any portion of the August 2000 Warrants at any time and from time to time thereafter.

                  1C. Subsequent Closings. The issuance of each Subsequent Warrant to the TCW/Crescent Lenders (each a "Subsequent Closing") shall take place simultaneously with the closing of each Subsequent Loan. The date of each Subsequent Closing is hereinafter referred to as a "Subsequent Closing Date").

                  1D. Issuances of Subsequent Warrants. At each Subsequent Closing in which a purchase of Convertible Preferred Stock will be made concurrently with such Subsequent Closing pursuant to the Preferred Stock Purchase Agreement, the Company shall issue to the TCW/Crescent Lenders Subsequent Warrants representing the right to purchase a number of Subsequent Warrant Shares equal to the product of:

         (I)      (X)  the result of

                           (1) the aggregate number of shares of Convertible Preferred Stock being purchased pursuant to the Preferred Stock Purchase Agreement by all Purchasers (as defined in the Preferred Stock Purchase Agreement) at such Subsequent Closing, divided by

                           (2) 1.00 minus the product of (a) 12.5% and (b) the ratio of (i) the aggregate Loans being made by all of the Lenders at such Subsequent Closing pursuant to the Loan Agreement over (ii) the aggregate dollar amount of all Convertible Preferred Stock being purchased by all of the Purchasers pursuant to the Preferred Stock Purchase Agreement at such Subsequent Closing, minus

                  (Y) the aggregate number of shares of Convertible Preferred Stock being purchased by all of the Purchasers pursuant to the Preferred Stock Purchase Agreement at such Subsequent Closing, multiplied by

         (II) the aggregate dollar amount of all Loans being made at such Subsequent Closing by the TCW/Crescent Lenders divided by the aggregate dollar amount of all Loans being made at such Subsequent Closing by all of the Lenders at such Subsequent Closing.

At each Subsequent Closing in which a purchase of Convertible Preferred Stock will not be made concurrently with such Subsequent Closing pursuant to the Preferred Stock Purchase Agreement, the Company shall issue to the TCW/Crescent Lenders Subsequent Warrants representing the right to purchase a number of Subsequent Warrant Shares to be mutually agreed between the Company and the TCW/Crescent Lenders at the time of such Subsequent Closing.

If the Purchasers (as defined in the Preferred Stock Purchase Agreement) purchase additional Convertible Preferred Stock from the Company to meet a Funding Obligation (as defined in the Preferred Stock Purchase Agreement) then the Company shall issue to the TCW/Crescent Lenders Subsequent Warrants concurrently with such purchase representing the right to purchase a number of Subsequent Warrant Shares equal to the TCW/Crescent Allocation.

For purposes hereof, the "TCW/Crescent Allocation" means a number of shares of Convertible Preferred Stock which are convertible into a number of shares of the Company's common stock, par value $.002, per share (the "Common Stock"), equal to (I) (a) 0.028 multiplied by (b) the aggregate number of shares of the Company's Common Stock outstanding on a fully-diluted basis (i.e., assuming the conversion of all of the outstanding Convertible Preferred Stock, the exercise of all outstanding options for the purchase of Common Stock and the exercise of all outstanding warrants for the purchase of Common Stock and the conversion of all Convertible Preferred Stock issuable upon exercise of the Company's warrants or options) as of the close of business on the August 2000 Closing plus the number of shares of Common Stock issuable upon conversion of all of the New Shares plus the number of shares of Common Stock issuable upon conversion of an amount of Convertible Preferred Stock equal to the Total Funding Letter Catch Up Amount minus (II) 1,516,318.

For purposes hereof, the "Total Funding Letter Catch Up Amount" means a number of shares of Convertible Preferred Stock equal to the result of (I) (A) (x) the aggregate number of shares of Convertible Preferred Stock to be purchased pursuant to the Preferred Stock Purchase Agreement to meet the Funding Obligation (the "New Shares") plus 7,445.301 divided by (y) 1.00 minus the New Ratio minus (B) the New Shares minus (II) 7,445.301.

For purposes hereof, the "New Ratio" means the ratio of (i) the aggregate outstanding Loans made by all of the Lenders pursuant to the Loan Agreement as of the close of business on the August 2000 Closing over (ii) the aggregate purchase price paid for all of the Convertible Preferred Stock purchased pursuant to the Preferred Stock Purchase Agreement by all of the Purchasers (as defined in the Preferred Stock Purchase Agreement) as of the close of business on the August 2000 Closing plus the aggregate dollar amount of all New Shares to be purchased pursuant to the Preferred Stock Purchase Agreement to meet the Funding Obligation.

For purpose of the GTCR Warrant Agreement (as defined in the Loan Agreement), the "GTCR Allocation" means a number of shares of Convertible Preferred Stock equal to the Total Funding Letter Catch Up Amount minus the TCW/Crescent Allocation.

                  1E. Allocation of Warrant Shares. Notwithstanding anything to the contrary herein, the aggregate amount of Warrant Shares, including the August 2000 Warrant Shares, to which the TCW/Crescent Lenders are collectively entitled hereunder, shall be allocated among the TCW/Crescent Lenders by the issuances of Warrants in accordance with the allocation percentage opposite to each TCW/Crescent Lender's name under the heading "TCW/Crescent Lender Allocations" on the "Schedule of TCW/Crescent Allocations" attached hereto. For the avoidance of doubt, in connection with each grant of Warrants hereunder, a separate Warrant shall be issued to each TCW/Crescent Lender representing their allocation of the aggregate Warrant Shares being granted at the time of such grant.

         SECTION 2. Representations and Warranties of the Company. As of the August 2000 Closing, and as of each Subsequent Closing, the Company represents and warrants to the TCW/Crescent Lenders as follows:

                  2A. Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2B. Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to issue and deliver the Warrants to the TCW/Crescent Lenders. The execution, delivery and performance by the Company of this Agreement, including the issuance and delivery of the Warrants to the TCW/Crescent Lenders, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights).

                  2C. No Conflict or Violation. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the issuance and delivery of the Warrants to the TCW/Crescent Lenders does not and will not conflict with or result in a violation of (i) the charter or bylaws of the Company or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment or decree to which the Company is a party or is subject, except for such conflicts and violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations, assets or condition (financial or otherwise) or business of the Company and will not deprive the TCW/Crescent Lenders of any material benefit under this Agreement.

                  2D. Validity of Issuance. The Warrants to be issued to the TCW/Crescent Lenders pursuant to this Agreement and the Warrant Shares issued upon exercise of the Warrants will, when issued, be duly and validly issued, fully paid and non-assessable, and free and clear of all liens, claims and encumbrances.

                  2E. Capital Structure (August 2000 Closing). The authorized and issued capital stock of the Company as of the August 2000 Closing and immediately thereafter is as set forth on the Capitalization Schedule dated as of the August 2000 Closing Date and attached hereto.

                  2F. Capital Structure (Subsequent Closings). The authorized and issued capital stock of the Company as of any Subsequent Closing and immediately thereafter will be as set forth on the Capitalization Schedule dated as of such Subsequent Closing Date and provided to the TCW/Crescent Lenders prior to such Subsequent Closing.

         SECTION 3. Investment Representations; Legends.

                  3A. Investment Representations. Each TCW/Crescent Lender hereby represents and warrants to the Company that such TCW/Crescent Lender is acquiring the Warrants, and to the extent any such Warrant has been exercised, the Warrant Shares, for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each TCW/Crescent Lender agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell any Warrant or any Warrant Shares, or solicit any offers to purchase or acquire any Warrant or any Warrant Shares, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and has been registered under any applicable state securities or "blue sky" laws or (ii) pursuant to an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

                  3B. Additional Investment Representations. Each TCW/Crescent Lender hereby represents and warrants to the Company that (i) it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment hereunder, (ii) it is able to incur a complete loss of such investment, (iii) it is able to bear the economic risk of such investment for an indefinite period of time and (iv) it is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

                  3C. Legend. Each TCW/Crescent Lender hereby acknowledges that the Company will stamp or otherwise imprint each Warrant with a legend in substantially the following form:

                  THIS WARRANT AND ANY SHARES OF STOCK OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE'S SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

                  In connection with the transfer of any Warrant or any Warrant Shares (other than a transfer pursuant to a public offering registered under the Securities Act, pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or any similar rules then in effect) or to an affiliate of the TCW/Crescent Lenders), the TCW/Crescent Lenders shall deliver, upon the reasonable request of the Company, an opinion of counsel, which counsel shall be knowledgeable in securities laws and which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer may be effected without registration under the Securities Act. Upon receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend no longer applies to any particular Warrant and/or Warrant Shares, the Company shall promptly issue a replacement Warrant and/or replacement certificate evidencing such Warrant Shares (as applicable), which does not contain such legend.

         SECTION 4. Inspection Rights. The Company shall permit any representatives designated by the TCW/Crescent Lenders (so long as the TCW/Crescent Lenders or any Affiliate of the TCW/Crescent Lenders holds any Warrant Shares), upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries, (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and/or any of its subsidiaries with their respective directors, officers, key employees and independent accountants (it being understood that such representatives will keep all non-public information confidential to the full extent permitted by applicable law).

         SECTION 5. Miscellaneous

                  5A. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Convertible Preferred Stock" means the Company's Series D Convertible Preferred Stock, par value $.002 per share, the Company's Series E Convertible Preferred Stock, par value $.002 per share, and each series of the Company's Convertible Preferred Stock issued, or from time to time issuable, pursuant to the Preferred Stock Purchase Agreement with substantially the same rights and preferences as the Company's Series E Convertible Preferred Stock, par value $.002 per share (except that the number of shares of the Company's Common Stock into which such securities are convertible shall be determined as set forth in the Preferred Stock Purchase Agreement).

                  "August 2000 Warrant Shares" means 3,790.795 shares of the Company's Series E Convertible Preferred Stock, par value $.002 per share, obtained or obtainable upon exercise of the August 2000 Warrants, as such number of shares shall be adjusted from time to time in accordance with Section 2 of the August 2000 Warrants.

                  "Person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivision thereof.

                  "Preferred Stock Purchase Agreement" means that certain Amended and Restated Purchase Agreement by and among, the Company, GTCR Fund VII, L.P., a Delaware limited partnership, and the TCW/Crescent Lenders, dated as of the date hereof.

                  "Subsequent Warrant Shares" means, with respect to a Subsequent Warrant, the shares issuable upon exercise of such Subsequent Warrant which shares shall be Convertible Preferred Stock of the same series as the Convertible Preferred Stock being issued pursuant to the Preferred Stock Purchase Agreement at such Subsequent Closing.

                  "TCW/Crescent Lenders" means, collectively, (i) TCW/Crescent Mezzanine Partners II, L.P., a Delaware limited partnership, (ii) TCW/Crescent Mezzanine Trust II, a Delaware business trust, (iii) TCW Leveraged Income Trust, L.P., a Delaware limited partnership, (iv) TCW Leveraged Income Trust II, L.P., a Delaware limited partnership, and (v) TCW Leveraged Income Trust IV, L.P., a Delaware limited partnership.

                  "Warrant Shares" means, collectively, the August 2000 Warrant Shares and any Subsequent Warrant Shares then outstanding, issued pursuant to this Agreement.

                  5B. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given
(i) when delivered, if delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid, or sent via nationally recognized overnight courier or via facsimile with confirmation of receipt and
(ii) when received if delivered otherwise, to the party to whom it is directed:


         If to the Company:

         Synagro Technologies, Inc.
         1800 Bering Drive, Suite 1000
         Houston, TX 77057
         Attention: Chief Financial Officer
         Telecopier No.: (713) 369-1760

         With a copy to:

         Locke Liddell & Sapp LLP
         3400 Chase Tower
         600 Travis Street
         Houston, TX 77002-3095
         Attention:        Michael T. Peters
         Telecopier No.: (713) 223-3717

         If to the TCW/Crescent Lenders:

         TCW/Crescent Mezzanine Partners II, L.P.
         TCW/Crescent Mezzanine Trust II
         TCW Leveraged Income Trust, L.P.
         TCW Leveraged Income Trust II, L.P.
         TCW Leveraged Income Trust IV, L.P.
         c/o TCW/Crescent Mezzanine, L.L.C.
         200 Crescent Court, Suite 1600
         Dallas, Texas 75201
         Attention:        Timothy P. Costello
         Telecopier:       (214) 740-7382

         With a copy to:

         GTCR Capital Partners, L.P.
         6100  Sears Tower
         Chicago, IL 60606
         Attention:        David A. Donnini
         Telecopier No.: (312) 382-2201

          and

         Kirkland & Ellis
         200 East Randolph Drive
         Chicago, IL 60601
         Attention: Stephen L. Ritchie
         Telecopier No.: (312) 861-2200

         and

         Gardere & Wynne, L.L.P.
         3000 Thanksgiving Tower
         1601 Elm Street
         Dallas, TX 75201
         Attention:        Gary B. Clark
         Telecopier No.: (214) 999-4667

or to such other address as any party hereto shall have provided in a written notice to the others.

                  5C. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder shall be assigned by the Company or the TCW/Crescent Lenders without the prior written consent of GTCR Capital Partners, L.P. unless such assignment is by the TCW/Crescent Lenders to their

Affiliates or such assignment is in connection with an assignment or transfer of the loans made by the TCW/Crescent Lenders under the Loan Agreement in accordance with the terms thereof.

                  5D. Amendment. This Agreement may be amended only by a written instrument signed by the Company, the holders of a majority of the Warrant Shares and GTCR Capital Partners, L.P.

                  5E. Waiver. Any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid as to such party if set forth in an instrument in writing signed by such party.

                  5F. Severability. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired; it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                  5G. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                  5H. Counterparts. This Agreement may be executed in two or more counterparts (including by means of facsimile), each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                  5I. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

                  5J. Survival of Representations and Warranties. All representations and warranties made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including each Subsequent Closing), regardless of any investigation made by the TCW/Crescent Lenders or on its behalf.

                  5K. Purchase Prices for August 2000 Warrants. The Company and each TCW/Crescent Lender hereby agree that for purposes of Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended (or any successor statute), the aggregate original purchase price of the August 2000 Warrants is $3,790,795, which purchase prices will be used by the Company and each TCW/Crescent Lender, as appropriate, for financial reporting and income tax purposes.

                  5L. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Loan Agreement and the Warrants embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this TCW/Crescent Warrant Agreement to be signed by its duly authorized officers as of the date first written above.


                              SYNAGRO TECHNOLOGIES, INC.

                              By: /s/ Ross M. Patten
                                   -------------------------------
                              Name:   Ross M. Patten
                              Its:    Chairman/CEO


                              TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                              TCW/CRESCENT MEZZANINE TRUST II
                              By:      TCW/Crescent Mezzanine II, L.P.
                                       as general partner or managing owner

                              By:      TCW/Crescent Mezzanine, L.L.C.,
                                       its general partner

                                       By: /s/ Timothy P. Costello
                                          ----------------------------
                                       Name:   Timothy P. Costello
                                       Title:  Managing Director


                              TCW LEVERAGED INCOME TRUST, L.P.
                              By:      TCW Advisors (Bermuda), Limited
                                       as general partner

                                       By: /s/ Daryl L. Schall
                                          ----------------------------
                                       Name:   Daryl L. Schall
                                       Title:  Managing Director

                              By:      TCW Investment Management Company,
                                       as Investment Advisor

                                       By: /s/ Timothy P. Costello
                                          ----------------------------
                                       Name:   Timothy P. Costello
                                       Title:  Managing Director

                              TCW LEVERAGED INCOME TRUST II, L.P.

                              By:      TCW (LINC II), L.P.
                                       as general partner

                              By:      TCW Advisors (Bermuda), Ltd.,
                                       as general partner

                                       By: /s/ Darryl L. Schall
                                          ----------------------------
                                       Name:   Darryl L. Schall
                                       Title:  Managing Director

                              By:      TCW Investment Management Company,
                                       as Investment Advisor

                                       By: /s/ Timothy P. Costello
                                          ----------------------------
                                       Name:   Timothy P. Costello
                                       Title:  Managing Director


                              TCW LEVERAGED INCOME TRUST IV, L.P.

                              By:      TCW Asset Management Company,
                                       as investment advisor

                                       By: /s/ Darryl L. Schall
                                          ----------------------------
                                       Name:   Darryl L. Schall
                                       Title:  Managing Director

                              By:      TCW Investment Management Company,
                                       as Investment Advisor

                                       By: /s/ Timothy P. Costello
                                          ----------------------------
                                       Name:   Timothy P. Costello
                                       Title:  Managing Director

                              By:      TCW (LINC IV), L.L.C., as general partner
                              By:      TCW Asset Management Company,
                                       as its managing member

                                       By: /s/ Darryl L. Schall
                                          ----------------------------
                                       Name:   Darryl L. Schall
                                       Title:  Managing Director

                              By:      TCW Investment Management Company,
                                       as Investment Advisor

                                       By: /s/ Timothy P. Costello
                                          ----------------------------
                                       Name:   Timothy P. Costello
                                       Title:  Managing Director


        CONTINUATION OF SIGNATURE PAGE TO TCW/CRESCENT WARRANT AGREEMENT

                             CAPITALIZATION SCHEDULE

                      SCHEDULE OF TCW/CRESCENT ALLOCATIONS

TCW/Crescent Lender                            TCW/Crescent Lender Allocations
-------------------                            -------------------------------


TCW/CRESCENT MEZZANINE PARTNERS II, L.P.                            64.391497%

TCW/CRESCENT MEZZANINE TRUST II                                     15.608503%

TCW LEVERAGED INCOME TRUST, L.P.                                     6.666667%

TCW LEVERAGED INCOME TRUST II, L.P.                                  6.666667%

TCW LEVERAGED INCOME TRUST IV, L.P.                                  6.666667%

                                                 EXHIBIT A - FORM OF TCW WARRANT

     THIS WARRANT AND ANY SHARES OF STOCK OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE'S SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION THEREFROM.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 14, 2000 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

                           SYNAGRO TECHNOLOGIES, INC.

                             STOCK PURCHASE WARRANT

Date of Issuance:  ___________                        Certificate No. W-______


     FOR VALUE RECEIVED, Synagro Technologies, Inc., a Delaware corporation (the "Company"), hereby grants to [name of TCW/Crescent Lender nominee] or its registered assigns (the "Registered Holder") the right to purchase from the Company, at any time or from time to time during the Exercise Period (as defined in Section 1A below), up to ____________ shares (as such number of shares shall be adjusted from time to time in accordance with Section 2 hereof) of the Company's [name of series of Convertible Preferred Stock], par value $.002 per share (the "Convertible Preferred"), at a per share purchase price equal to the "Exercise Price" (as defined in Section 5 below). This Warrant is issued pursuant to the terms of that certain TCW/Crescent Warrant Agreement, dated as of August 14, 2000 (as amended and modified from time to time), between the Company and the TCW/Crescent Lenders (as such term is defined therein) (the "Warrant Agreement") and is one of the "Warrants" described therein. Certain capitalized terms used herein and not otherwise defined are defined in Section 5 hereof. Any capitalized terms used in this Warrant but not defined herein shall have the meaning ascribed to such term in the Warrant Agreement. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price to be paid for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     For income tax purposes, the value of this Warrant on the date hereof is
$               .
 ---------------

       This Warrant is subject to the following provisions:

       Section 1. Exercise of Warrant.

       1A. Exercise Period. The Registered Holder may exercise, in whole or part, the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance hereof and prior to the tenth anniversary thereof (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period.

       1B. Exercise Procedure.

       (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

          (a) a completed Exercise Agreement, as described in Section 1C below, executed by the Person exercising all or any portion of the purchase rights represented by this Warrant (the "Purchaser");

          (b) this Warrant; and

          (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
     Section 7 hereof.

       (ii) Certificates evidencing the Warrant Shares purchased upon exercise of all or any portion of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

       (iii) The Warrant Shares issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Shares at the Exercise Time.

       (iv) The issuance of certificates evidencing Warrant Shares upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares. Each Warrant Share issuable upon exercise of this Warrant shall be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

         (v) The Company shall not close its books against the transfer of this Warrant or of any Warrant Share issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Shares obtainable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

         (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

         (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company (whether by merger, sale of stock or otherwise), the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

         (viii) The Company shall at all times reserve and keep available out of its authorized capital stock the number of shares of its Convertible Preferred issuable upon the exercise of this Warrant solely for the purpose of issuance upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Warrant Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of its Convertible Preferred to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

             1C. Exercise Agreement. Upon any exercise of this Warrant, a completed Exercise Agreement substantially in the form of Exhibit I attached hereto, executed by the Person exercising all or any portion of the purchase rights represented by this Warrant, shall be delivered to the Company; provided that, if the Warrant Shares are to be issued to a Person other than the Person whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates evidencing the Warrant Shares are to be issued; provided further, if the number of Warrant Shares to be issued does not include all the Warrant Shares obtainable hereunder, the Exercise Agreement shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

         Section 2. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares obtainable upon exercise of this Warrant shall each be subject to adjustment from time to time as provided in this Section 2.

         2A. Subdivision or Combination of Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Convertible Preferred, then the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Convertible Preferred, then the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

         2B. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of its outstanding shares of Convertible Preferred are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Convertible Preferred, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holder of this Warrant) to insure that the Registered Holder of this Warrant shall thereafter have the right to obtain and receive, in lieu of or in addition to (as the case may be) the Warrant Shares immediately theretofore obtainable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares immediately theretofore acquirable and receivable upon exercise of this Warrant had this Warrant been exercised immediately prior to the Organic Change taking place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holder of this Warrant) with respect to the Registered Holder's rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to this Warrant (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company and in which the value of the Warrant Shares as reflected by the terms of such transaction is less than the Exercise Price in effect immediately prior to such transaction, an immediate adjustment of the Exercise Price and a corresponding immediate adjustment in the number of Warrant Shares obtainable and receivable upon exercise of this Warrant). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holder of this Warrant), the obligation to deliver to the Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         2C. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and an appropriate adjustment in the number of Warrant Shares obtainable upon exercise of this Warrant so as to protect the rights of the holders of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section 2.

         2D. Notices.

            (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Convertible Preferred, (B) with respect to any pro rata subscription offer to holders of the Convertible Preferred or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

         Section 3. Liquidating Dividends. If the Company declares or pays a dividend upon the Convertible Preferred payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Convertible Preferred (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder on the Warrant Shares had this Warrant been fully exercised immediately prior to the date on which the record was taken for such Liquidating Dividend or, if no record was taken, the date as of which the record holders of Convertible Preferred entitled to such dividends are to be determined.

         Section 4. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of its shares of Convertible Preferred (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of Warrant Shares obtainable upon complete exercise of this Warrant immediately before the date on which the record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of its shares of Convertible Preferred are to be determined for the grant, issue or sale of such Purchase Rights.

         Section 5. Definitions. The following terms have meanings set forth below:

         "Exercise Price" means $.01 per share, which is deemed paid upon the issuance of this Warrant by virtue of the making of the Loan on the date hereof.

         "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for shares of Convertible Preferred.

         "Options" means any rights or options to subscribe for or purchase shares of Convertible Preferred and/or Convertible Securities.

         "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

         "Warrant Share" means any share of Convertible Preferred obtained or obtainable upon the exercise of this Warrant; provided that, if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Share" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "Warrant Shares" means, collectively, each Warrant Share obtained or obtainable upon the exercise of this Warrant.

         Section 6. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of the Registered holder for any further payment in respect of the Warrant Shares or as a stockholder of the Company.

         Section 7. Warrant Transferable. Subject to the transfer conditions referred to in the legends imprinted hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II attached hereto) at the principal office of the Company.

         Section 8. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each such new Warrant shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein collectively as the "Warrant."

         Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant and/or any certificate evidencing Warrant Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that, if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory) or, in the case of any such mutilation, upon surrender of this Warrant and/or such certificate (as applicable), the Company shall (at its expense) execute and deliver, in lieu of this Warrant and/or such certificate, a new Warrant and/or certificate of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant and/or certificate (as applicable).

         Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent certified or registered mail (i) to the Company at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

         Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the holder(s) of a majority of the purchase rights represented by this Warrant.

         Section 12. Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         Section 13. Governing Law. This Warrant shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

                                     * * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and dated as of the Date of Issuance.


                              SYNAGRO TECHNOLOGIES, INC.

                              By:
                                   ---------------------------------------

                              Its:
                                   ---------------------------------------



Attest:


By:
       ---------------------------
Its:
       ---------------------------

                                                                       EXHIBIT I

                               EXERCISE AGREEMENT


To: Synagro Technologies, Inc.                                   Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby elects to purchase ________ shares of [name of series of Convertible Preferred Stock] obtainable under such Warrant, the purchase price of $.01 per share having previously been paid.



                                  Signature:
                                                --------------------------------
                                  Name:
                                                --------------------------------
                                  On behalf of:
                                                --------------------------------
                                  Its:
                                                --------------------------------
                                  Address:

                                                                      EXHIBIT II

                                   ASSIGNMENT


     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_____) with respect to the number of Warrant Shares set forth below and covered thereby, unto:

Names of Assignee           Address          Class of Shares         No. of Shares
-----------------           -------          ---------------         -------------





Dated:                             Signature
                                             -----------------------------------

                                   Witness
                                             -----------------------------------